Exhibit 99.3

SBA COMMUNICATIONS CORPORATION AND TOWERCO II HOLDINGS LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2011, and for the six months ended June 30, 2012, combine the historical consolidated statements of income of SBA Communications Corporation (“SBA”) and TowerCo II Holdings LLC (“TowerCo”) giving effect to the acquisition of TowerCo by SBA, as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of June 30, 2012, combines the historical consolidated balance sheets of SBA and TowerCo, giving effect to the acquisition as if it had occurred on June 30, 2012. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•

separate historical financial statements of SBA as of and for the year ended December 31, 2011, and the related notes included in SBA’s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this 8-K filing;

•

separate historical financial statements of TowerCo as of and for the year ended December 31, 2011 and the related notes included in TowerCo’s Annual Reports for the year ended December 31, 2011, which are included within this 8-K filing;

•

separate historical financial statements of SBA as of and for the six months ended June 30, 2012, and the related notes included in SBA’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, which is incorporated by reference into this 8-K filing;

•	separate unaudited historical financial statements of TowerCo as of and for the six months ended June 30, 2012, which is included within this 8-K filing; and

•

separate unaudited pro forma condensed combined financial statements of SBA and Mobilitie Investments, LLC, Mobilitie Investments II, LLC as of and for the year ended December 31, 2011, which is incorporated by reference into this 8-K filing.

In connection with, and immediately preceding our acquisition of Towerco, TowerCo’s wholly-owned subsidiaries, TowerCo III Holdings LLC and TowerCo Staffing, Inc. (collectively “TowerCo III”), were distributed to the then owners of TowerCo. TowerCo had contributed certain assets and liabilities to TowerCo III in anticipation of our acquisition and those assets and liabilities were, therefore, not part of the acquired entity. For purposes of the pro forma financial statements, we have adjusted the historical balance sheet of TowerCo as of June 30, 2012 to remove the excluded assets and liabilities respective values as of June 30, 2012. Such excluded amounts are denoted by the caption, ‘Excluded Subsidiary’ within the pro forma financial statements.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. There were no material transactions between SBA and TowerCo during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“GAAP standards”), which are subject to change and interpretation. SBA has been treated as the acquirer in the acquisition for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Also, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs to integrate the operations of SBA and TowerCo or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2012

(In thousands)

	SBA	TowerCo	Excluded Subsidiary	TowerCo Adjusted	Disposed Towers		Acquisition Adjustments			Other Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$86,739	$6,318	$(11)	$6,307	$—		$				$(37,807	)(c)	$55,239
Restricted cash	16,910	—	—	—	—								16,910
Short term investments	5,016	—	—	—	—								5,016
Accounts receivable, net of allowance	26,249	1,507	—	1,507	—								27,756
Costs and estimated earnings in excess of billings on uncompleted contracts	18,100	—	—	—	—								18,100
Prepaid and other current assets	25,150	7,871	(527)	7,344	—								32,494
Assets held for sale	125,000	—	—	—	(125,000	)(d)		—			—		—

Total current assets	$303,164	$15,696	$(538)	$15,158	$(125,000)			$—			$(37,807)		$155,515
Property and equipment, net	2,066,765	500,596	(1,459)	499,137	—			69,267	(b1)				2,635,169
Intangible assets, net	2,121,389	145,676	—	145,676	—			772,236	(c7)				3,039,301
Deferred financing fees, net	40,568	6,724	—	6,724	—			(6,724	)(b1)		19,650	(c2)	60,218
Other assets	261,774	46,039	—	46,039	—			(34,757	)(c12)		—		273,056

Total assets	$4,793,660	$714,731	$(1,997)	$712,734	$(125,000)			$800,022			$(18,157)		$6,163,259

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt and short-term debt	$918,006	$4,000	$—	$4,000	$—			$(4,000	)(c8)	$			$918,006
Accounts payable	16,833	1,129	—	1,129	—								17,962
Accrued expenses	31,471	—	—	—	—								31,471
Deferred revenue	54,515	—	—	—	—								54,515
Accrued interest	24,708	—	—	—	—								24,708
Other current liabilities	5,299	19,469	(2,223)	17,246	—			—			—		22,545

Total current liabilities	1,050,832	24,598	(2,223)	22,375	—			(4,000)			—		1,069,207

Long term liabilities:
Long-term debt	3,091,382	391,000	—	391,000	—			809,000	(c8)				4,291,382
Other long-term liabilities	159,189	83,483	—	83,483	—			(77,740	)(c5)(c12)		—		164,932

Total long term liabilities	3,250,571	474,483	—	474,483	—			731,260			—		4,456,314

Commitments and contingencies
Redeemable noncontrolling interests	12,062	—	—	—	—								12,062
Shareholders’ equity (deficit):
Common stock – Class A, par value $0.01, 400,000 shares authorized, 121,495 and 109,675 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,215	—	—	—	—			46	(c9)				1,261
Additional paid-in capital	2,835,974	252,001	226	252,227	(125,000	)(d)		36,365	(c10)				2,999,566
Accumulated deficit	(2,357,242)	(36,351)	—	(36,351)	—			36,351	(c11)		(18,157	)(c11)	(2,375,399)
Accumulated other comprehensive income, net	248	—	—	—	—			—			—		248

Total shareholders’ equity (deficit)	480,195	215,650	226	215,876	(125,000)			72,762			(18,157)		625,676

Total liabilities and shareholders’ equity	$4,793,660	$714,731	$(1,997)	$712,734	$(125,000)			$800,022			$(18,157)		$6,163,259

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the six months ended June 30, 2012

(In thousands, except per share data)

	SBA	Mobilitie Q1’12	TowerCo	Disposed Towers		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Site leasing	$376,504	$27,998	$77,933	$(2,759	)(d1)	$—		$479,675
Site development	45,133	—	—	—				45,133

Total revenues	421,637	27,998	77,933	(2,759)		—		524,808

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	80,166	10,042	33,713	(613	)(d1)			123,307
Cost of site development	38,232	—	—	—				38,232
Selling, general and administrative	34,959	5,946	7,945	—				48,850
Asset impairment	995	—	—	—				995
Acquisition related expenses	16,160	—	—	—		18,157	(c)	34,317
Depreciation, accretion and amortization	176,098	9,893	28,236	(1,222	)(d1)	24,143	(c4)(c5)	237,148

Total operating expenses	346,610	25,881	69,894	(1,835)		42,300		482,849

Operating income (loss) from continuing operations	75,027	2,117	8,039	(924)		(42,300)		41,959

Other income (expense):
Interest income	84	63	—	—				147
Interest expense	(86,150)	(4,990)	(9,920)	—		(14,192	)(c1)	(115,252)
Non-cash interest expense	(34,407)	—	—	—				(34,407)
Amortization of deferred financing fees	(6,094)	—	(725)	—		(1,652	)(c2)(c3)	(8,471)
Loss from extinguishment of debt, net	(27,149)	—	—	—				(27,149)
Other income (expense), net	4,984	—	(2,239)	—		2,157		4,902

Total other expense	(148,732)	(4,927)	(12,884)	—		(13,687)		(180,230)

Loss before provision for income taxes	(73,705)	(2,810)	(4,845)	(924)		(55,986)		(138,270)
Provision for income taxes	(3,780)	—	(87)	—	(d1)	14	(c6)	(3,853)

Loss from continuing operations	$(77,485)	$(2,810)	$(4,932)	$(924)		$(55,972)		$(142,123)

Loss from continuing operations per common share attributable to SBA Communications Corporation:
Basic and diluted	$(0.67)							$(1.17)

Basic and diluted weighted average number of common shares	116,374					4,589	(a1)	120,963

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(In thousands, except per share data)

	SBA + Mobilitie Pro Forma	TowerCo	Disposed Towers		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Site leasing	$722,302	$140,319	$(9,774	)(d1)	$—		$852,847
Site development	81,876	—	—				81,876

Total revenues	804,178	140,319	(9,774)		—		934,723

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	170,806	70,639	(2,107	)(d1)			239,338
Cost of site development	71,005	—	—				71,005
Selling, general and administrative	82,894	14,886	—				97,780
Acquisition related expenses	17,434	—	—		18,157	(c)	35,591
Asset impairment	5,472	—	—				5,472
Depreciation, accretion and amortization	384,430	54,567	(2,797	)(d1)	50,292	(c4)(c5)	486,492

Total operating expenses	732,041	140,092	(4,904)		68,449		935,678

Operating income (loss) from continuing operations	72,137	227	(4,870)		(68,449)		(955)

Other income (expense):							—
Interest income	151	1	—				152
Interest expense	(184,267)	(20,798)	—		(27,309	)(c1)	(232,374)
Non-cash interest expense	(63,629)	—	—				(63,629)
Amortization of deferred financing fees	(14,688)	(1,400)	—		(3,304	)(c2)(c3)	(19,392)
Loss from extinguishment of debt, net	(1,696)	(6,620)	—				(8,316)
Other (expense) income	66	(2,016)	—				(1,950)

Total other expense	(264,063)	(30,833)	—		(30,613)		(325,509)

Loss before provision for income taxes	(191,926)	(30,606)	(4,870)		(99,062)		(326,464)
Provision for income taxes	(2,233)	(59)	—		(69	)(c6)	(2,361)

Loss from continuing operations	$(194,159)	$(30,665)	$(4,870)		$(99,131)		$(328,825)

Loss from continuing operations per common share attributable to SBA Communications Corporation:
Basic and diluted	$(1.67)	—	—				$(2.72)

Basic and diluted weighted average number of common shares	116,184	—	—		4,589	(a1)	120,773

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On October 1, 2012, SBA, through its wholly-owned subsidiary SBA 2012 Acquisition, LLC, completed its previously announced acquisition of TowerCo II Holdings LLC, which owns 3,256 tower sites in 47 states across the U.S. and Puerto Rico (the “merger”). As consideration for the acquisition, SBA paid $1.2 billion in cash and issued 4.59 million shares of its Class A common stock.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared under existing U.S. GAAP standards, which are subject to change and interpretation. The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBA would have been had the TowerCo merger occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operating efficiencies or restructuring costs anticipated to result from the TowerCo merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBA that are incorporated by reference in this 8-K filing and of TowerCo that are included within this 8-K filing. Certain reclassifications have been made to the historical presentation of TowerCo to conform to the presentation used in the unaudited pro forma condensed consolidated balance sheet and relate primarily to deferred contract costs, deferred contract revenues, advanced billings to client, deferred income taxes, and capital leases obligations. Certain reclassifications have been made to the historical presentation of TowerCo to conform to the presentation used in the unaudited pro forma condensed consolidated income statement primarily related to revenues; selling, general and administrative expenses; reimbursable expenses; goodwill; and gain on sale of businesses.

The historical income statements for TowerCo are presented for the year ended December 31, 2011, and for the six months ended June 30, 2012.

As of the date of this 8-K filing, SBA has performed the detailed valuation studies necessary to arrive at the required preliminary estimates of the fair market value of the TowerCo’s assets to be acquired and the TowerCo liabilities to be assumed and the related allocations of purchase price. Also, it has identified the adjustments necessary to conform TowerCo’s accounting policies to SBA’s accounting policies. As indicated in Note 5 to the unaudited pro forma condensed combined financial statements, SBA has made certain adjustments to the June 30, 2012 historical book values of the assets and liabilities of TowerCo to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. There was no excess purchase price over the historical net assets of TowerCo, as adjusted to reflect estimated fair values, therefore no goodwill has been recorded.

SBA is still in the process of finalizing its review for other intangibles such as favorable/unfavorable contracts and favorable/unfavorable real estate leases. The company anticipates that there will be unfavorable real estate leases and is in the process of working with a specialist to identify these leases and the related impact on the pro forma condensed combined financial statements. There can be no assurance that such finalization will not result in material changes.

The merger will be accounted for as an acquisition in accordance with the guidance related to business combinations. This guidance requires that all transaction and restructuring costs related to business combinations be expensed as incurred, and it requires that changes in deferred tax asset valuation allowances and liabilities for tax uncertainties subsequent to the acquisition date that do not meet certain re-measurement criteria be recorded in the income statement, among other changes. Under the acquisition method, the total estimated acquisition price (consideration transferred) as described in Note 4 to the unaudited pro forma condensed combined financial information was measured at the closing date of the merger using the market price at that time. The accounting guidance also requires that acquisition related transaction costs (i.e. advisory, legal, valuation, other professional fees) are not included as a component of the consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition related transaction costs expected to be incurred by SBA are estimated to be approximately $10 million and are reflected in these unaudited pro forma condensed combined financial statements as a reduction of cash and an increase to accumulated deficit.

3.	Accounting Policies

Upon consummation of the merger, SBA will continue the review of TowerCo’s accounting policies. As a result of that review, SBA may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, SBA is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4.	Estimate of Consideration Expected to be Transferred

The following is a preliminary estimate of the consideration to be transferred to effect the transaction:

		Common Shares (stated value $.01 share)	Capital in Excess of Par Value	Total

	Issuance of SBA Class A common stock to TowerCo		(c10)
	shareholders (4.59 million shares at $62.90)	$46	$288,592	$288,638
(a1)	Issuance of debt to finance transaction:
	High Yield Debt Offering			500,000
	Term Loan B			300,000
	CMBS issuance			400,000

	Total consideration			$1,488,638

The purchase price is approximately $1.49 billion, consisting of $1.2 billion of cash and the issuance of 4.59 million shares of SBA common stock. SBA is not offering any type of options to TowerCo members. As a result of the transaction, $395 million in pre-existing TowerCo long-term debt was paid off with the proceeds received by SBA. Therefore, no debt was assumed by SBA as a result of the transaction.

5.	Estimate of Assets to be Acquired and Liabilities to be Assumed

A preliminary estimate of the assets to be acquired and the liabilities to be assumed by SBA in the acquisition, reconciled to the estimate of consideration expected to be transferred is provided below. The final valuation of net assets acquired is expected to be completed as soon as possible after the acquisition date.

(b1)	Book value of net assets acquired at June 30, 2012	$215,650
	Adjusted for:
	Exclusion of Staffing balances	226

	Adjusted book value of net assets acquired	215,876
	Adjustment to:
	Fair value of property and equipment	69,267
	Fair value of intangible assets related to customer contracts and network/location (b2)	772,236

	ARO liability	29,737
	Deferred rent asset	(34,757)
	Deferred rent liability	48,003
	Deferred financing cost - long term	(6,724)

	Estimate of consideration expected to be transferred	1,093,638
	Debt paid at closing	395,000

	Total consideration	$1,488,638

At the date of acquisition, both SBA and TowerCo agreed to exclude certain assets and liabilities from the group of purchased assets and assumed liabilities as such assets and liabilities were related to TowerCo Staffing. SBA selected $2.0 million in staffing-related assets and $2.2 million in staffing-related liabilities to be excluded from the purchased assets and liabilities for this merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b2)	The components of the estimated fair value of acquired identifiable intangible assets are as follows:

(in millions)	Estimated Fair Value	Estimated Useful Lives (Years)

Customer Relationship	$769,912	15
Network Locations	148,000	15

Total	$917,912

As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any market participant synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

For purposes of the preliminary allocation, SBA has estimated a fair value for TowerCo’s intangible asset related to customer relationships and network locations based on the net present value of the projected income stream of those intangible assets. The fair value adjustment is being amortized over an estimated useful life of 15 years.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

6.	Pro Forma Adjustments

(c)	To record the cash used in the merger excluding the cash portion of acquisition purchase price and to record estimated payments which are estimated to be $37.8 million and are assumed to be made on or before the merger including $7.6 million of fees associated with the high-yield debt issuance, $3.3 million of fees associated with the Term Loan B issuance, $8.7 million of prorated fees associated with the CMBS securitization and $18.2 million for advisory, legal, regulatory and valuation costs associated with the transaction ($2.2m in legal expenses were originally recorded by TowerCo). These costs are expected to be incurred by SBA and are reflected in the unaudited pro forma condensed combined financial statements as a reduction to cash and retained earnings and SBA views these expenses as non-recurring acquisition-related expenses.

(c1)	On September 28, 2012, SBA entered into a $500 million high-yield debt issuance and a $300 million term loan with certain lenders in connection with the financing of a portion of the purchase consideration expected to be transferred in the merger. The high-yield debt issuance and term loan both have terms of 7 years from the effective time of the merger and provides SBA with financing in a total principal amount up to $800 million. In addition, to fund the remaining cash consideration, SBA utilized $400 million from its previous CMBS issuance.

SBA estimates additional interest expense of $27.3 million and $14.2 million for the year ended December 31, 2011 and six months ended June 30, 2012, respectively, associated with the incremental debt SBA has issued in connection with the merger after retiring TowerCo existing debt.

The impact to deferred financing costs, interest expense and equity are summarized below.

(c2)	Net deferred financing fees associated with the $500 million high-yield debt issuance, the $300 million term loan and the $400 million drawn from the CMBS securitization will increase by $19.7 million at June 30, 2012. However, to appropriately reflect the amortization of the newly incurred deferred financing fees, $3.3 million and $1.7 million will be recorded to amortization expense for the year ended December 31, 2011 and six months ended June 30, 2012, respectively.

		12 months ending	6 months ending
		Dec 31, 2011	Jun 30, 2012
(c3)	Amortization of high-yield debt issuance financing costs into interest expense	$1,098	$549
	Amortization of term loan financing costs into interest expense	471	236
	Amortization of prorated CMBS securitization financing costs into interest expense	1,735	867

	Equity effect of the loss on extinguishment of debt, financing fees, and transaction costs	$3,304	$1,652

Total advisory, legal, regulatory and valuation costs expected to be incurred by SBA are estimated to be approximately $18.2 million, and are reflected in these unaudited pro forma condensed combined financial statements as a reduction to cash and retained earnings and SBA views these expenses as non recurring.

(c4)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect the adjustments to TowerCo’s acquired assets.

	12 months ending	6 months ending
	Dec 31, 2011	Jun 30, 2012
The elimination of TowerCo’s historical asset depreciation and amortization	$(52,839)	$(26,837)
The increase in depreciation and amortization expense resulting from the fair value adjustments.	104,732	52,316

	$51,893	$25,479

(c5)	The unaudited pro forma condensed combined statements of operations have been adjusted to reflect the adjustments to TowerCo’s asset retirement obligation (ARO). The ARO asset and liability amounts, along with the corresponding income statement impact, have been adjusted for via an ARO conformity adjustment, conforming the former TowerCo ARO balances to SBA’s ARO accounting policy.

	12 months ending	6 months ending
	Dec 31, 2011	Jun 30, 2012
The elimination of TowerCo’s ARO liability accretion expense	$(1,727)	$(1,399)
The increase in accretion expense resulting from the ARO conformity adjustment.	126	63

	$(1,601)	$(1,336)

As of
Jun 30, 2012
The elimination of TowerCo’s ARO liability balance	$31,703
ARO liability balance resulting from ARO conformity adjustment	(1,965)

$29,737

In accordance with Section 2.14 of the merger agreement, SBA’s merger with TowerCo has been designated as an asset purchase. Therefore, the appropriate tax treatment for this transaction has no impact on deferred taxes and will not result in a deferred tax asset or liability.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(c6)	To record estimated tax impact of the merger on the income statement related to the pro forma adjustments.

	12 months ending	6 months ending
US$ in thousands	Dec 31, 2011	Jun 30, 2012
Eliminate TowerCo’s historical provision for income taxes	$(59)	$(87)
Estimated provision for income taxes post merger	(128)	(73)

Total adjusted amount	$(69)	$14

(c7)	To adjust intangible assets to an estimate of fair value, as follows:

US$ in thousands	As of Jun 30, 2012
Eliminate TowerCo’s historical intangible assets	$(145,676)
Estimated fair value of intangible assets acquired	917,912

Total	$772,236

(c8)	Upon merger, the entire pre-existing TowerCo debt balance was paid off using transaction proceeds, therefore no TowerCo debt was actually assumed by SBA as a result of the transaction. To adjust debt as follows:

US$ in thousands	As of Jun 30, 2012
Current Portion of Long Term Debt:
Eliminate TowerCo’s historical current debt	$(4,000)

Long Term Debt:
Eliminate TowerCo’s historical long-term debt	$(391,000)

New debt issued/utilized:
High Yield Debt Offering	500,000
Term Loan B	300,000
CMBS issuance	400,000

Total	$809,000

(c9)	To record the stock portion of the transaction consideration, at par, and to eliminate TowerCo common stock, at par, as follows:

US$ in thousands	As of Jun 30, 2012
Eliminate TowerCo’s common stock	$—
Issuance of SBA common stock	46

Total	$46

(c10)	To record the stock portion of the transaction consideration, at fair value less par, and to eliminate TowerCo additional paid in capital, as follows:

US$ in thousands	As of Jun 30, 2012
Eliminate TowerCo’s equity	$(252,001)
Excluded balances	(226)

Adjusted TowerCo common stock to be eliminated	$(252,227)
Issuance of SBA common stock	288,592

Total	$36,365

(c11)	To eliminate TowerCo’s retained earnings, and to record estimated non-recurring merger and prepayment-related costs of SBA, as follows:

US$ in thousands	As of Jun 30, 2012
Eliminate TowerCo’s accumulated deficit	$36,351
Estimated merger related expenses, costs related to new financing and prepayment penalty on existing debt assumed to be non recurring	(18,157)

Total	$18,194

(c12)	To eliminate all deferred rent assets and liabilities previously recorded by TowerCo in accordance with ASC 840. Deferred rent accounts in accordance with ASC 840 will reset to zero as a result of SBA’s merger with TowerCo and recording of new deferred rent will be recorded prospectively by SBA in its consolidated financial statements.

US$ in thousands	As of Jun 30, 2012
Deferred rent asset	$(34,757)
Deferred rent liability	48,003

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d)	To eliminate disposed tower assets and correlating operating activity and results. On September 6, 2012 and October 23, 2012, the Company sold $125 million in DAS Towers which had been purchased as part of the Mobilitie acquisition on April 2, 2012. Given the materiality of this disposal transaction, the asset value and operating activity are presented as a pro forma adjustment within the pro forma condensed combined financial statements. Operating results for the disposed towers are shown in the table in (d1) below.

(d1)	To eliminate all operating activity related to disposed tower assets.

	12 months ending	6 months ending
US$ in thousands	Dec 31, 2011	Jun 30, 2012
Site leasing revenue	$9,774	$2,759
Cost of site leasing	(2,107)	(613)
Depreciation, accretion and amortization	(2,797)	(1,222)

Operating income	$4,870	$924

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

7.	Forward-looking Statements

These Unaudited Pro Forma Condensed Combined Financial Statements may be deemed to be forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. Such statements may include, but are not limited to, statements about the benefits of the pending merger between TowerCo by SBA, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are based largely on management’s expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Neither SBA nor TowerCo undertake any obligation to update publicly or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from SBA’s pending merger with TowerCo will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of industry regulation and pending legislation that could affect the respective industry; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; SBA’s and TowerCo’s ability to accurately predict future market conditions; and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in SBA’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2011, included in the “Risk Factors” section of each of this filing, and SBA’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov).